Exhibit 3.71
CERTIFICATE OF FORMATION
OF
LINEAR AVC GROUP, LLC
     This Certificate of Formation of LINEAR AVC GROUP, LLC (the “LLC”), dated as of June 25, 2010, is being duly executed and filed by Dawn M. Urbanowicz, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. § 18-101, et seq.)
     FIRST. The name of the limited liability company formed hereby is LINEAR AVC GROUP, LLC.
     SECOND. The address of the registered office of the LLC in the State of Delaware is 2711 Centerlville Road, Suite 400, Wilmington, DE 19808.
     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Dawn M. Urbanowicz
Dawn M. Urbanowicz
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	The name of Limited Liability Company is LINEAR AVC GROUP, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
     The Name of the limited liability company is AVC Group, LLC.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment the 30th day of June, 2010.

By:	/s/ Dawn M. Urbanowicz
Dawn M. Urbanowicz
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	The name of Limited Liability Company is AVC Group, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
     The Name of the limited liability company is The AVC Group, LLC.
     IN WITNESS, WHEREOF, the undersigned has executed this Certificate of Amendment the 8th day of July, 2010.

By:	/s/ Dawn M. Urbanowicz
Dawn M. Urbanowicz
Authorized Person